EXHIBIT 10.1

PROMISSORY NOTE CONVERSION AGREEMENT

This PROMISSORY NOTE CONVERSION AGREEMENT (the “Agreement”) is made as of June 2, 2025, (the “Effective Date”) by and between Know Labs, Inc., formerly known as Visualant, Inc., a Nevada corporation (the “Company”), and J3E2A2Z LP (the “Note Holder”). The Company and Note Holder may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company is indebted to the Note Holder pursuant to those certain Convertible Redeemable Promissory Notes- 6% (collectively, the “Notes”) in the aggregate amounts listed on Schedule A hereto (the “Debt Amount”); and,

WHEREAS, the Notes were convertible into shares of the Company’s Common Stock pursuant to the terms and conditions of the Notes; and,

WHEREAS, the Parties desire to convert the Debt Amount thereon into shares of the Company’s Series H Convertible Preferred Stock, par value $0.001 per share (the “Series H Preferred Stock”); and

WHEREAS, the Parties desire to set forth their agreements and understandings with respect thereto.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, do agree as follows:

AGREEMENT

Section 1. Conversion of Notes to Preferred Stock

1.1 Effective as of the date hereof, the Debt Amount as reflected on Schedule A to this Agreement (the “Convertible Debt Amount”) shall be converted into restricted shares of the Company’s Series H Preferred Stock (the “Conversion Shares”), as reflected on Schedule A to this Agreement based upon a Stated Value of $70.00 per Series H Preferred Stock (the “Conversion Price”). The Note Holder hereby waives any notice obligation in connection with the conversion of the Original Note.

1.2 The Company shall deliver a certificate, or book entry statement, issued in the name of the Note Holder, in such denominations as requested by the Note Holder. Such certificate(s) may bear a legend indicating that the issuance thereof has not been registered under the Securities Act of 1933 and applicable state securities laws.

1.3 Each of the representations and warranties of the Company and of the Note Holder set forth in Sections 5 and 6 hereof, respectively shall be true and complete in all material respects.

Section 2. Amounts Repaid in Full. For and in consideration of the issuance of the Conversion Shares to Note Holder, the Convertible Debt Amount, as set forth in Schedule A, shall be deemed to be repaid in full, and the Company shall have no further obligations in connection with the Convertible Debt Amount, with exception of any unpaid accrued interest which shall continue to accrue interest pursuant to the terms of the Notes.

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Section 3. Waiver and Release. Note Holder, on behalf of himself, and each of his successors, assigns, representatives and agents (collectively, the “Releasing Parties”), hereby covenants not to sue and fully, finally and forever completely release the Company and its present, future and former officers, directors, stockholders, members, employees, agents, attorneys and representatives (collectively, the “Company Released Parties”) of and from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown, which the Releasing Parties have or might claim to have against the Company Released Parties for any and all injuries, harm, damages (actual and punitive), costs, losses, expenses, attorneys’ fees and/or liability or other detriment, if any, whenever incurred or suffered by the Releasing Parties arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur with respect to the Convertible Debt Amount on or prior to the date of this Agreement.

Section 4. Restricted Stock.

4.1 The Conversion Shares to be issued hereunder have not been registered with the United States Securities and Exchange Commission, or with the securities regulatory authority of any state. The Conversion Shares are subject to restrictions imposed by federal and state securities laws and regulations on transferability and resale, and may not be transferred assigned or resold except as permitted under the Securities Act of 1933, as amended (the “Securities Act”), and the applicable state securities laws, pursuant to registration thereunder or exemption therefrom.

4.2 Note Holder understands that the certificates representing the Conversion Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

Section 5. Representations and Warranties of the Company.

The Company hereby represents and warrants to Note Holder that:

5.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

5.2 Authorization; No Conflicts; Valid Agreement. All corporate actions on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Conversion Shares to the Note Holder pursuant to the terms hereof have been taken and the delivery and performance of this Agreement does not (a) conflict with the Articles of Incorporation, by-laws or any other documents of the Company (b) does not constitute an event of default under or otherwise breach any material agreement by which the Company is bound and (c) does not materially violate or contravene any law, rule, regulation, order, writ or injunction applicable to the Company. This Agreement constitutes the valid and legally binding obligation of the Company and is enforceable against the Company in accordance with the terms hereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or any other laws of general application affecting enforcement of creditors rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.3 Disclosure of Information. All reports (each an “SEC Report” and collectively, the “SEC Reports”) filed by the Company with the Securities and Exchange Commission (the “SEC”), as of the filing date of such SEC Reports, (a) complied in all material respects with the requirements of the rules and regulations promulgated by the SEC with respect to the SEC Reports and (b) did not contain any untrue statement of a material fact or omit a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which such statements were made.

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Section 6. Representations and Warranties of the Note Holder.

Note Holder hereby represents and warrants to the Company that:

6.1 Organization, Good Standing. Note Holder, if an organization, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

6.2 Authorization; Valid Agreement. The Note Holder has full power and authority to enter into this Agreement. All corporate or other actions on the part of the Note Holder, and if applicable, its officers, directors, shareholders and/or partners necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of Note Holder hereunder have been taken. This Agreement constitutes the valid and legally binding obligation of the Note Holder and is enforceable against the Note Holder in accordance with the terms hereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or any other laws of general application affecting enforcement of creditors rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

6.3 Acquiring Shares Entirely for Own Account. Note Holder hereby represents that Note Holder is acquiring the Conversion Shares for investment for Note Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Note Holder has no present intention of selling the same. By executing this Agreement, Note Holder further represents that Note Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell to any of the Conversion Shares to be issued hereunder. Note Holder understands and acknowledges that the Conversion Shares have not been registered under the Securities Act or any state securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws, which depends upon, among other things, the bona fide nature of the investment intent and other representations of the Note Holder expressed herein.

6.4 Accredited Investor. Note Holder is an accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and has such knowledge and experience in financial and business matters to be capable of evaluating the risks and merits of the shares.

6.5 Disclosure of Information. The Note Holder (i) has had, and continues to have, access to detailed information with respect to the business, financial condition, results of operations and prospects of the Company; (ii) has received or has been provided access to all material information concerning an investment in the Company; (iii) has been given the opportunity to obtain any additional information or documents from, and to ask questions and receive answers of, the officers, directors and representatives of the Company to the extent necessary to evaluate the merits and risks related to an investment in the Company represented by the Conversion Shares; (iv) acknowledges that an investment in the Company involves a number of significant risks, including those contained in the Company’s SEC reports including Form 10-K for the year ended September 30, 2023 and subsequent quarterly reports on Form 10-Q; (v) has relied exclusively on the foregoing investigation and on the representations and warranties contained in this Agreement in making its investment decision; and (vi) has not been offered shares by any form of advertisement, notice, article or other solicitation, whether broadcast over television, radio, seminar or Internet.

6.6 Evaluation of Risk. As a result of Note Holder’s study of the aforementioned information and Note Holder’s prior overall experience in financial matters, and Note Holder’s familiarity with the nature of businesses such as the Company, Note Holder is properly able to evaluate the capital structure of the Company, the business of the Company, and the risks inherent therein.

Section 7. Miscellaneous.

7.1 Further Actions. The Company and Note Holder agree that in case at any time after the Effective Date of this Agreement, any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto will take such further action (including without limitation, the execution and delivery of such further instruments and documents) as any other party hereto may reasonably request.

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7.2 Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed, and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.

7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.6 Amendments. The terms of this Agreement may be amended or waived only with the written consent of the Company and the Note Holder.

7.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly cancelled.

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IN WITNESS WHEREOF, the parties have executed this Promissory Note Conversion Agreement as of the date first written above.

Know Labs, Inc.

/s/ Peter Conley
Peter Conley, Chief Financial Officer
Date: June 2, 2025

Note Holder

J3E2A2Z LP
/s/ Ronald Erickson
By: Ronald Erickson
Date: June 2, 2025

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Schedule A

Note Title	Note Date	Amount of Note Principal being Converted	Amount of Note Interest being Converted	Class of Shares being Issued	Number of Conversion Shares to be Issued
Convertible Redeemable Promissory Note- 6%	January 31, 2018	$664,233.00	0	Series H Convertible Preferred Stock	9,489
Convertible Redeemable Promissory Note- 6%	January 31, 2018	$519,833.00	0	Series H Convertible Preferred Stock	7,427
	Total:	$1,184,066	$0
	Aggregate:	$1,184,066		Aggregate:	16,916

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